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                                                                EXHIBIT 10(d)(9)

                          CREDIT ACCEPTANCE CORPORATION

                           DEALER SERVICING AGREEMENT

RECITALS

WHEREAS, Credit Acceptance Corporation ("Credit Acceptance") is a specialized financial services company that accepts assignment of retail installment sales contracts for servicing, administration and collection;

WHEREAS ______________________________________________________(hereinafter
"Dealer") is a automobile dealership licensed to sell motor vehicles and/or light trucks to consumers at the sales location stated at the end of this Agreement. As part of the Dealer's business it regularly sells vehicles to consumers on credit. Dealer has expressed a desire to use the Credit Acceptance Program in its dealership.

WHEREAS, Credit Acceptance agrees to service the Dealer's Contracts pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the parties agree as follows:

ARTICLE 1

DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless otherwise stated, shall have the following meanings:

"ACTUAL CASH VALUE" means the net cash value, with no over allowance, of the vehicle traded in by Obligor as Down Payment towards the purchase of a Financed Vehicle.

"ADMINISTRATIVE EXPENSES" refers to all costs, fees and expenses incurred with respect to any suit, action or proceeding involving or relating to any Dealer bankruptcy, appointment of a conservator, receiver or liquidator for the Dealer, readjustment of debt, marshaling of assets and liabilities, or for the winding up or liquidation of the Dealer's affairs.

"ADVANCE" means an amount advanced to the Dealer pursuant to Section 3.01.

"AGREEMENT" means this Dealer Servicing Agreement, as amended from time to time.

"CAPS" refers to any Internet based credit application processing system that Credit Acceptance may make available to Dealer.

"COLLECTIONS" means all money received or collected by Credit Acceptance with respect to a Contract, less any payments required by law to be remitted to the Obligor, less the amount of any checks returned for insufficient funds.

"COLLECTION COSTS" means all costs, fees and expenses incurred or assessed by Credit Acceptance in the administration, servicing and collection of a Receivable.

 "CONFIDENTIAL INFORMATION" means all confidential and/or secret information concerning Credit Acceptance including, but not limited to, this Agreement, the Program, Credit Acceptance Property, Documentation, customer lists, dealer lists, and all information developed by and/or for Credit Acceptance and/or its affiliates, whether now owned or hereafter obtained, concerning plans, marketing and sales methods, information systems and Internet processes (including CAPS), customer relationships, materials, and procedures utilized by Credit Acceptance and/or its affiliates, business forms, costs, prices, suppliers, information concerning past, present or future contractors, representatives and past, present and/or future customers of Credit Acceptance and/or its affiliates, plans for development of new or existing products, services and expansion into new areas or markets, internal operations and any variations, trade secrets, proprietary information and other confidential information of any type together with all written, graphic, video and other materials relating to all or any part of the same. Confidential Information shall not include any information (a) which has been published or became part of the public domain other than by acts or omissions of the Dealer in violation of this Agreement, (b) was in the possession of the Dealer at the time of disclosure to Credit Acceptance, (c) was received by Dealer from a third party who had a lawful right to disclose such information, (d) was independently developed by Dealer, or (e) is required by applicable law, rule, regulation or order to be disclosed to a third party. To the extent that the Dealer is compelled to disclose Confidential Information to a third party, it agrees to provide Credit Acceptance reasonable notice of the pending disclosure so that Credit Acceptance can take any action it deems necessary and appropriate with respect to the disclosure.

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"CONTRACT" means a retail installment or conditional sales contract, promissory note and security agreement that evidences an Obligors agreement to purchase a Financed Vehicle over time and that is assigned to Credit Acceptance for servicing, administration and collection.

(C) 2003 Credit Acceptance Corporation
All Rights Reserved     April 2003

"CONTRACT FILES" means all writings (including an executed copy of the Contract, credit application, privacy disclosure and discount disclosure) and all other documents required by Credit Acceptance relating to the sale, purchase and financing of a Financed Vehicle.

"CREDIT ACCEPTANCE PROPERTY" means all tangible and intangible property owned by Credit Acceptance, including, but not limited to Company names, trademarks and copyrighted material including names, logos, slogans and service marks, Documentation, signs, brochures, posters or other tangible or intangible property relating to the Program, whether registered or unregistered. CREDIT ACCEPTANCE WE CHANGE LIVES! (and Design), WE CHANGE LIVES! and the Check Box Design are registered service marks of Credit Acceptance Corporation. ASK ABOUT OUR GUARANTEED CREDIT APPROVAL (and Design), ASK OTTO, ASK OTTO (and Design) and OTTO (and Design) marks, are trademarks or service marks owned by Credit Acceptance Corporation.

"DOCUMENTATION" means all operational and procedural literature created and offered by Credit Acceptance to Dealer that relates to or affects the Program, and shall include all updates, new releases, improvements or derivative works provided to Dealer from time to time.

"DOWN PAYMENT" means the amount of "cash" plus the Actual Cash Value of any "trade" paid by an Obligor with respect to the purchase of a Financed Vehicle.

"EFFECTIVE DATE" means the execution date of this Agreement as written on the signature page hereof.

"FINANCED VEHICLE" means an automobile or light truck, together with all accessions thereto, securing an Obligor's indebtedness under a Contract.

 "OBLIGOR" means the purchaser or the co-purchaser of a Financed Vehicle or any other Person who owes payments under the Contract.

"PERSON" means an individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization or governmental agency.

"POOL" means a grouping on the books and records of Credit Acceptance of all the Contracts and the Advances and Receivables associated with said Contracts.

"PORTFOLIO PROFIT" means the amount a Dealer can earn, above and beyond the Down Payment and Advance, as set forth in Section 3.03 of this Agreement.

"PROGRAM" means the administration, servicing and collection services offered by Credit Acceptance to Dealers whereby Dealers can offer financing to consumers with limited access to credit.

"QUALIFYING RECEIVABLE" means a Contract that meets Credit Acceptance's credit standards and the following specifications:

(i) it has not been rescinded; is not in default; is owned by the Dealer free and clear of all liens, claims, options, encumbrances and security interests (other than the security interest in favor of Credit Acceptance) and is in all other respects a valid, binding and enforceable obligation of the Obligor at the time the Contract is assigned to Credit Acceptance;

(ii) it complied at the time it was originated or made, and is currently in compliance in all respects, with all requirements of applicable federal, state and local laws and regulations thereunder, including, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson - Moss Warranty Act, Title V of the Gramm-Leach-Bliley Act, the U.S.A. Patriot Act of 2001, Federal Reserve Board Regulations B, M and Z, state adaptations of the National Consumer Act, the Uniform Commercial Code and the Uniform Consumer Credit Code and any other consumer credit or equal opportunity disclosure;

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(iii) at least one Obligor has a current drivers license;

(iv) the Dealer has taken all the steps required by law to enable the Obligor to register and title the Financed Vehicle in his/her name, and has taken all the steps necessary to ensure that Credit Acceptance has a first and prior perfected security interest in the Financed Vehicle securing the performance of the Obligor under the Contract;

(v) at delivery, the Financed Vehicle is adequately insured with a policy or policies covering damages, destruction and theft and such policies name Credit Acceptance as a loss payee;

(vi) the Dealer has delivered the motor vehicle and the motor vehicle satisfied all warranties, express or implied, made to the Obligor;

(vii) All amounts to be paid by the Obligor at the time of closing have in fact been paid and the Down Payment disclosed on the credit application and Contract are consistent and the Down Payment is made in accordance with Section 4.01 (i) of this Agreement;

(viii) Dealer has not made any charge, including documentary or processing charges, which Dealer does not make in a cash transaction, other than amounts included as finance charges or other amounts itemized as amounts financed, such as insurance and filing fees or other costs paid to public officials to perfect Credit Acceptance's lien on the Financed Vehicle.

"RECEIVABLE" means the amount of money due and owing by an Obligor under the terms of a Contract or Contracts that have been assigned to Credit Acceptance for administration, servicing and collection.

ARTICLE II

ADMINISTRATION AND SERVICING OF CONTRACTS

2.01     ASSIGNMENT AND ACCEPTANCE OF CONTRACTS;

(a) The Dealer may submit Contracts to Credit Acceptance for administration, servicing and collection under the terms of this Agreement. Each assignment of a Contract to Credit Acceptance under this Agreement constitutes a new representation and warranty by the Dealer that such Contract meets the criteria set forth in the definition of Qualifying Receivable and the provisions of
Article IV of this Agreement.

(b) If Credit Acceptance issues an approval number with respect to a Qualifying Receivable, the Dealer shall deliver the Contract Files to Credit Acceptance and assign such Contract and Dealer's security interest in the Financed Vehicle to Credit Acceptance as nominee for the Dealer, which assignment shall be for purposes of administration, servicing and collection of the Receivable, as well as for security purposes as set forth in Section 2.03(d). Upon the request of Credit Acceptance, the Dealer will furnish Credit Acceptance with any additional powers of attorney and other documents that Credit Acceptance deems necessary or appropriate to enable Credit Acceptance to carry out its administration, servicing and collection duties hereunder. Dealer is not a guarantor or secondary obligor as those terms may be defined under any applicable Uniform Commercial Code (UCC) provision, and as such, the Dealer is not entitled to receive any statutory notices concerning Credit Acceptance's administration, servicing and collection of a Receivable, such as a post repossession notice, sale notice or any other statutory notice.

(c) Credit Acceptance's issuance of an approval number with respect to a Qualifying Receivable shall not be deemed to be acceptance of the assignment of a Contract for administration, servicing and collection hereunder. Acceptance of an assignment a Contract shall occur only at such time as Credit Acceptance receives and approves the related Contract Files.

(d) If Credit Acceptance accepts assignment of a Contract it shall be deemed a Receivable under this Agreement and Credit Acceptance will administer, service and collect said Receivable on behalf of the Dealer in accordance with the terms of this Agreement. Credit Acceptance is hereby authorized and empowered to endorse the Dealer's name on any payments made payable to the Dealer. Credit Acceptance is also authorized to execute and deliver, in Credit Acceptance's own name, and on behalf of the Dealer, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Contracts or to the Financed Vehicles.

(e) Upon early termination of a Contract, Dealer understands that the Obligor may be entitled to a refund of an amount equal to the unused portion of any premium collected by Dealer or otherwise received by the Dealer in connection with the sale of any ancillary product, including GAP insurance, property insurance, credit life and credit life accident and health insurance, and warranty or service

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contracts. Any refund will be calculated in accordance with the product policy or as required by applicable law. Dealer will remit payment of the refund in its possession to the Obligor or to Credit Acceptance, as directed by Credit Acceptance.

(f) In furtherance of this Agreement, Dealer is encouraged to communicate information to Credit Acceptance, including location information on Obligors, to the extent that the Dealer believes that the information will assist Credit Acceptance in its duties under this Agreement.

2.02     DUTIES OF CREDIT ACCEPTANCE

(a) If Credit Acceptance accepts assignment of a Contract for administration, servicing and collection, Credit Acceptance's duties shall consist of holding the Contract Files; collecting payments due under the Contracts as set forth in subsection (b) of this Section 2.02 and applying the amounts so collected in the manner set forth in section 3.03; responding to inquiries of Obligors; investigating delinquencies; sending monthly payment books, payment statements and/or receipts to Obligors; and furnishing monthly Dealer statements to Dealer in accordance with Section 3.04.

(b) Credit Acceptance shall use reasonable efforts to collect all payments called for under the terms and conditions of the Contracts as and when the same shall become due. At the discretion of Credit Acceptance, Credit Acceptance shall use reasonable efforts to repossess the Financed Vehicle securing any Receivable, and sell or otherwise liquidate the Financed Vehicle. Credit Acceptance may, at its discretion, negotiate payment arrangements with an Obligor, settle account balances, waive any late payment charge or any other fee, take any other action that it believes is necessary or advisable in the administration, servicing and collection of the Receivables, including selling or assigning delinquent Receivables to third parties for collection, or refrain from taking any action that it believes is not in the best interest of Credit Acceptance or the Dealer.

(c) In administering, servicing and collecting the Receivables, and in otherwise performing its obligations under this Agreement, Credit Acceptance shall comply with all applicable federal, state and local laws and regulations applicable to Credit Acceptance's activities.

(d) In the event that any claim, action, proceeding or lawsuit is brought against Dealer that seeks damages from Dealer based upon allegations that relate solely to the negligence of Credit Acceptance in the collection of Receivable, Credit Acceptance will defend, indemnify, and hold harmless Dealer from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable attorney fees, arising out of or resulting from that claim, action, proceeding or lawsuit. Dealer shall promptly notify Credit Acceptance in writing of such claim or threatened claim. Notice should be sent to the address contained in Section 6.02 of this Agreement. Credit Acceptance shall have complete control of the defense of said lawsuit and can, at its sole discretion, negotiate any settlement consistent with the provisions of section 2.02 (b). Dealer shall have the right to be represented by counsel of its choice, at its own expense. Nothing in this provision shall entitle Dealer to seek, and Dealer is specifically prohibited from seeking, recovery from or against Credit Acceptance for any loss of anticipated or expected revenue or profits including Portfolio Profit arising out of the inability of Credit Acceptance to collect Receivables as a result of said lawsuit.

2.03     DUTIES OF DEALER; GRANT OF SECURITY INTEREST

(a) Dealer shall comply will the terms and conditions of this Agreement, including the representations and warranties set forth in Section 4.01.

(b) The Dealer will take such steps as are necessary to perfect the security interest in the Financed Vehicle in the name of Credit Acceptance, including placing Credit Acceptance's name as lien holder on all titles the Financed Vehicles. The Dealer will take all steps as are necessary to permit the Obligor to title and register the Financed Vehicle in his/her name.

(c) If an Obligor makes any payments due under a Contract to Dealer after Contract has been assigned to and accepted by Credit Acceptance, the Dealer will immediately contact Credit Acceptance and inform them that the payment was received and shall promptly forward such payment to Credit Acceptance.

(d) The Dealer hereby grants Credit Acceptance a security interest in all Receivables now or hereafter transferred to Credit Acceptance pursuant to this Agreement and a security interest in the Dealer's interest in the Financed Vehicles connected therewith, together with all proceeds, as security for the payment of all indebtedness of the Dealer to Credit Acceptance, including Advances, Collection Costs, Administrative Expenses and any other amounts due to Credit Acceptance hereunder. This grant of a security interest will survive the termination of this Agreement until the Dealer has paid all its obligations to Credit Acceptance due under this Agreement in full, including Advances, Collection Costs and Administrative Expenses. Dealer agrees to take any action requested by Credit Acceptance from time to time, to further perfect its security interest in the Receivables.

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(e) The Dealer agrees to adhere to the operational guidelines of the Program and to take reasonable steps to ensure that it's sales staff is adequately trained and certified through Credit Acceptance University.

ARTICLE III

ADVANCES, DISTRIBUTIONS AND SERVICING FEE

3.01     ADVANCES

Upon the acceptance by Credit Acceptance of a Contract under Section 2.01, Credit Acceptance may, in its discretion, make an Advance. The amount of the Advance will be determined by the applicable advance program or credit score currently in use by Credit Acceptance and made available to the Dealer at the time the Contract is submitted to Credit Acceptance under Section 2.01. Each Advance that is made by Credit Acceptance shall be without recourse to any of the assets of the Dealer, and, absent Dealer consent, or as required as a matter of law, or except as provided in Article V of this Agreement, Credit Acceptance is not entitled to a refund, rebate or return of the Advance from Dealer. Such Advances shall be placed in a Pool with all other advances paid to Dealer and shall be repaid to Credit Acceptance as provided in Section 3.03 of this Agreement. Credit Acceptance reserves the right to modify its advance methodology from time to time, without any prior notice to Dealer.

3.02     SERVICING FEE

As compensation for the services provided by Credit Acceptance to the Dealer, Credit Acceptance will retain 20% of all Collections net of Collection Costs.

3.03     APPLICATION OF FUNDS

Collections received by Credit Acceptance during a calendar month shall be applied on a Pool by Pool basis as follows:

FIRST, to reimburse Credit Acceptance for all Collection Costs;

SECOND, to pay Credit Acceptance its servicing fee set forth in Section 3.02 above;

THIRD, to all outstanding Advances or any other indebtedness or amounts owing from the Dealer to Credit Acceptance, including, without limitation, Administrative Expenses, CAPS user fees, contract termination fees, and any indemnification obligations of Dealer to Credit Acceptance pursuant to Section
4.02 of this Agreement; and

FOURTH, to the Dealer as Portfolio Profit; provided Dealer has placed at least one hundred (100) Contracts in a Pool and the Dealer has not resigned in accordance with Section 5.03 of this Agreement. In the event Dealer does not place at least one hundred (100) Contracts in a Pool and the Dealer has resigned in accordance with Section 5.03 of this Agreement all amounts that would otherwise be paid to Dealer under this Section 3.03 of this Agreement as Portfolio Profit will remain the property of Credit Acceptance.

All amounts due to the Dealer under this Section 3.03 with respect to Collections made during the calendar month shall be paid to the Dealer as soon as possible, but in all circumstances before the last day of the month immediately following the month the Collections were generated.

3.04     STATEMENTS TO DEALER

Credit Acceptance shall provide a monthly Dealer statement, or access to a monthly Dealer statement via the Internet, containing information relating to the amounts set forth in Section 3.03 of this Agreement.

If Dealer believes that any portion of its monthly Dealer statement is not correct or if Dealer needs more information on its monthly Dealer statement, Dealer must notify Credit Acceptance in writing at the address listed in Section
6.02 within 60 days after the statement was first generated or made available on the Internet. A telephone call will not be sufficient to preserve Dealer's rights to question the content of the statement. Dealer's inquiry should provide a complete description of the item in question, including an explanation of why Dealer believes it is not correct or why Dealer needs more information.

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Dealer understands and agrees that Credit Acceptance may, at its discretion, terminate the distribution of monthly Dealer statements in the event Dealer is no longer in business or fails to submit any Contracts for the proceeding 12 months and Dealer is not receiving Portfolio Profit pursuant to Section 3.03 and has not specifically requested, in writing, that Credit Acceptance continue to send monthly Dealer statements.

3.05     CAPPING OF POOLS

A Pool may be capped or uncapped. A Pool may be capped by written agreement between Credit Acceptance and Dealer when the number of Contracts placed in a given Pool reaches at least 100. Once a Pool is capped, no further Contracts can be added to that Pool. While Dealer may have multiple capped Pools, it will have only one uncapped Pool.

ARTICLE IV

DEALER PROMISES

4.01     REPRESENTATIONS AND WARRANTIES

The Dealer makes the following representations on which Credit Acceptance is relying in entering into this Agreement with the Dealer in accepting Contracts and the accompanying Receivables, and each request by the Dealer to Credit Acceptance to administer, service and collect a Contract under Section 2.01 will act as a reaffirmation of each of the following representations as of the date of such request:

(i) DOWN PAYMENT. Dealer understands that the amount of Down Payment paid by the Obligor is an integral element of the Credit Acceptance Program and that the Dealer must not misrepresent the amount of the Down Payment paid by the Obligor in connection with the purchase of a Financed Vehicle. To the extent that the Dealer accepts a vehicle in trade towards, in whole or in part, the Obligor's Down Payment, Dealer agrees to apply only the Actual Cash Value of that vehicle to the Down Payment. Dealer agrees to disclose on credit applications any and all rebates and source of Down Payment, if known by the Dealer. Dealer warrants not to purchase any item, transfer funds, include any post dated checks, rebates, side notes or installment notes to Obligor for use as Down Payment or for any other reason related to the purchase of a Financed Vehicle, and that the Down Payment has been collected in full prior to assignment to Credit Acceptance.

(ii) ORGANIZATION IN GOOD STANDING. The Dealer is duly organized and is validly existing as a legal entity (corporation, partnership, sole proprietor, LLC, etc.) in good standing under the laws of the state in which it operates, with full power and authority to own its properties and to conduct its business, and had at all relevant times, and shall have power, authority, and legal right to sell vehicles on credit and the right to acquire and own the Receivables. The Dealer is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification. The individual signing this Agreement on behalf of the Dealer has the power and authority to execute and deliver this Agreement and to carry out its terms and if the Dealer's corporate by-laws require board approval to enter into this Agreement, that said approval has been received.

(iii) BINDING OBLIGATIONS. This Agreement constitutes a legal, valid, and binding obligation of the Dealer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor's rights in general.

(iv) BROKERS AND FINDERS. Neither Dealer nor any person acting on its behalf has employed any broker, agent or finder or incurred any liability for any brokerage fees, agent commissions, finders fees, or bird dog fees in connection with the transactions contemplated herein.

(v) NON-RELIANCE. The Dealer has independently and without reliance upon Credit Acceptance, and based on such documents and information, as it has deemed appropriate, made its own appraisal of and investigation into the financial condition and creditworthiness of each Obligor and made its own decision to enter into a Contract with such Obligor.

4.02     INDEMNITIES

The Dealer will defend, indemnify, and hold harmless Credit Acceptance from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from:

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(i) any claims by the Obligor with respect to the condition or operation of the
Financed Vehicle; the purchase of the Financed Vehicle; the preparation of the Contract assigned to Credit Acceptance and, subject to the provisions of Section
2.02 (d), Credit Acceptance's servicing of any Contracts assigned under this Agreement.

(ii) any breach of any of the representations, warranties or agreements made by Dealer in this Agreement; and

(iii) any of the Dealer's taxes that may at any time be asserted against Credit Acceptance with respect to the transactions contemplated herein including, without limitation any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes and costs and expenses in defending against same.

Indemnification under this Section shall include reasonable attorneys' fees, and all expenses of litigation. To the extent that Credit Acceptance incurs any costs, fees or expenses pursuant to this Section 4.02, Credit Acceptance may, at its discretion, recover these costs, fees or expenses, through Collections recovered pursuant to Section 3.03 of this Agreement.

4.03     CONFIDENTIALITY

Except as required for Dealer to conduct its regular daily business with Credit Acceptance, Dealer shall not at anytime, either during or for a period of two years after termination of Dealer's relationship with Credit Acceptance, or in any way, disclose, disseminate, transfer and/or use, or permit anyone else to disclose, disseminate, transfer and/or use, any Confidential Information of Credit Acceptance. Dealer acknowledges that the Confidential Information of Credit Acceptance is valuable, special and unique to Credit Acceptance's business and on which such business depends, and is proprietary to Credit Acceptance and its affiliates, and that Credit Acceptance has protected and wishes to continue to protect the Confidential Information by keeping it secret and confidential for the sole use and benefit of Credit Acceptance and its affiliates. Upon termination of this Agreement without the necessity of any request from Credit Acceptance, or at any other time Credit Acceptance may in writing so request, Dealer shall promptly deliver to Credit Acceptance all materials concerning any Confidential Information, copies thereof and any other materials of Credit Acceptance and/or its affiliates which are in Dealer's possession or under Dealer's control, and Dealer shall not make or retain any copy, draft or extract thereof which has been made at any time. The obligations of Dealer under this Section 4.03 shall survive the termination (for any reason) or breach of this Agreement. Dealer agrees that Credit Acceptance shall be entitled, as a matter of law, without the need to prove irreparable injury, to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any violation or threatened violation of this Section 4.03 by Dealer.

ARTICLE V

TERMINATION AND ASSIGNMENT

5.01     MERGER OR CONSOLIDATION OF CREDIT ACCEPTANCE

Any corporation (i) into which Credit Acceptance may be merged or consolidated,
(ii) which may result from any merger, conversion, or consolidation to which Credit Acceptance shall be a party or (iii) which may succeed to the business of Credit Acceptance, shall be the successor to this Agreement without any further act on the part of any of the parties to this Agreement.

5.02     TERM

This Agreement shall remain in effect from the Effective Date until terminated in accordance with the terms set forth below.

5.03     RESIGNATION BY DEALER

Dealer can cease submitting Contracts to Credit Acceptance and resign from the Program at any time. The Dealer will be deemed to have resigned under this
Section 5.03 in the event that it falls six (6) months in arrears on the payment of the applicable CAPS license fee as set forth in the applicable CAPS License Agreement as described in Section 6.13 of this Agreement. In the event that Dealer resigns under this Section 5.03, Credit Acceptance will continue to comply with its duties in Section 2.02 of this Agreement with respect to the Contracts accepted prior to resignation in accordance with this Section 5.03.

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5.04     TERMINATION BY CREDIT ACCEPTANCE

Credit Acceptance may terminate this Agreement with respect to acceptance of all future Contracts upon written notice to Dealer. Absent an obligation to repurchase a Contract under Section 5.06, or absent an Event of Default under
Section 5.08, Credit Acceptance will continue to comply with its duties under
Section 2.02 of this Agreement with respect to the Contracts accepted prior to termination in accordance with this Section 5.04.

5.05     TERMINATION BY THE DEALER

In the event that Dealer would like to terminate this Agreement, it must provide Credit Acceptance with written notice along with payment of all amounts due under Section 5.09 of this Agreement.

5.06     CONTRACT REPURCHASE

(a) Dealer understands the importance of assigning only those Contracts to Credit Acceptance that are in compliance with applicable law and are otherwise in compliance with dealer representations contained in this Agreement. To the extent that Credit Acceptance or Dealer discovers that a Contract assigned to Credit Acceptance violates applicable law or violates a dealer representations contained in this Agreement, Dealer, within 30 days of written notice of the violation, agrees to repurchase the subject Contract from Credit Acceptance in accordance with Section 5.07.

(b) Upon receipt of the Repurchase Price as set forth in Section 5.07 of this Agreement, Credit Acceptance will re-assign the Contract to Dealer and will execute the necessary documentation transferring Credit Acceptance's lien in the Financed Vehicle to Dealer. Dealer agrees to defend, indemnify, protect, save, keep, and hold harmless, Credit Acceptance and its affiliates, and their respective shareholders, directors, officers, employees, representatives, agents, servants, successors and assigns from and against any and all, claims, losses, liabilities, damages, injuries, costs, expenses, attorneys' fees, court costs and other amounts arising out of or resulting from any collection or servicing activities on any Contracts that take place by any party other than Credit Acceptance after the Contracts have been re-assigned to Dealer in accordance with this provision.

5.07     REPURCHASE PRICE

If Dealer is required to repurchase a Contract in accordance with Section 5.06 of this Agreement, Dealer shall pay to Credit Acceptance, within 30 days of demand, a $500 termination fee plus the following amounts:

(i) For a pre-computed Contract, the gross balance then owing on the Contract, including any amount advanced to purchase insurance or to otherwise preserve the Financed Vehicle or Credit Acceptance's interest therein because the Obligor has failed to perform all of his, her or its obligations under the Contract, less the amount of any unearned finance charges or, insurance premium, calculated as provided in the Contract through the date of payment by Dealer.

(ii) For a simple interest Contract, the amount then owed by the Obligor under the Contract, which amount shall equal the then unpaid principal balance, including any amount added to the principal balance because Credit Acceptance has purchased insurance or expended funds to preserve the Financed Vehicle or Credit Acceptance's interest therein because the Obligor has failed to perform all of his, her or its obligations under the Contract, plus any accrued but unpaid interest through the date of payment by Dealer, less the amount of any unearned insurance premium.

(iii) If Credit Acceptance has incurred any collection or repossession expenses, including attorneys fees in connection with a Contract to be repurchased by Dealer, the Repurchase Price of the Contract shall include the amount of such expenses.

5.08     EVENT OF DEFAULT

This Agreement shall terminate immediately, without further notice to Dealer, and Credit Acceptance shall be entitled to immediate repayment of all outstanding Advances and the other amounts specified in Section 5.09 upon the occurrence of any one of the following events:

(i) Dealer refuses to grant Credit Acceptance or its designee access to audit its records as provided for in Section 6.10 of this Agreement;

(ii) Dealer admits in writing its inability to pay its debts generally as they become due; files a petition to take advantage of any applicable bankruptcy statute; makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; a

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decree or order is entered by a court or agency for the appointment of a conservator, receiver or liquidator for Dealer in any bankruptcy, readjustment of debt, marshaling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its affairs; or Dealer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings of or relating to Dealer; or Dealer breaches the CAPS License Agreement as set forth in Section 6.13 of this Agreement; or

(iii) Dealer, without Credit Acceptance's written consent (which consent shall not be unreasonably withheld or delayed), (a) is dissolved; (b) merges or consolidates with a Person other than an affiliated entity of Dealer; (c) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of business to a Person other than an affiliated entity of Dealer; (d) ceases to operate its business; or (e) agrees to do any of the foregoing.

5.09     ACCELERATION OF DEALER'S POOLS

In the event that Dealer desires to terminate this Agreement pursuant to Section
5.05 of this Agreement, or the Dealer is in default in accordance with Section
5.08 of this Agreement, the Dealer shall immediately pay to Credit Acceptance the following amounts:

(i) Any unreimbursed Collection Costs and Administrative Expenses;

(ii) Any unpaid Advances and all other amounts owed by the Dealer to Credit Acceptance; and

(iii) A termination fee equal to 15% of the then outstanding amount of the Receivables.

Upon receipt in full of the amounts set forth in (i) through (iii) above, Credit Acceptance shall deliver all Contract Files to the Dealer and shall take such action as may be requested by Dealer, at the Dealer's expense, to terminate or assign to the Dealer, Credit Acceptance's security interest in the Receivables and Financed Vehicles. If the Dealer fails to promptly pay such amounts, Credit Acceptance may exercise any rights it has, including those under the UCC, and may, at its discretion, continue to collect the Receivables and retain Collections in satisfaction of such amounts due from the Dealer. Dealer agrees to defend, indemnify, protect, save, keep, and hold harmless Credit Acceptance and its Affiliates, and their respective shareholders, directors, officers, employees, representatives, agents, servants, successors and assigns from and against any and all, claims, losses, liabilities, damages, injuries, costs, expenses, attorneys' fees, court costs and other amounts arising out of or resulting from any collection or servicing activities on any Contracts that take place by any party other than Credit Acceptance after the Contracts have been re-assigned to Dealer in accordance with this provision.

Dealer acknowledges and agrees that this termination fee is not a penalty provision, but rather just compensation for the work Credit Acceptance performed up to the date of termination in addition to the work that will have to be performed in transferring the Contract Files back to the Dealer or its designee, releasing its lien in the Financed vehicle and in notifying the Obligors that their Contracts are now being serviced by the Dealer or its designee.

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.01     GOVERNING LAW

This Agreement shall be construed in accordance with the laws of the State of Michigan and the obligations, rights, and remedies of the parties under this Agreement shall be determined in accordance with such laws.

6.02     NOTICES

All demands, notices, and communications under this Agreement shall be in writing, personally delivered or mailed by first-class mail. Notices to Dealer shall be sent to the corporate address specified on the last page of this Agreement. Notices to Credit Acceptance shall be sent to the following address:
Credit Acceptance, Attention Dealer Notices, P.O. Box 5070, Southfield, MI 48086-5070. Either party may change this address upon written notice to the other party. All notices shall be deemed received on the fifth day following deposit with the U.S. Mail, certified or registered, postage pre-paid and addressed as set forth in this Section 6.02.

6.03     SEVERABILITY OF PROVISIONS; UNENFORCEABILITY

If any one or more of the provisions of this Agreement shall be for any reason whatsoever held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement or the rights of the Dealer or Credit Acceptance. If for any reason

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a court determines that any part of any of the provisions of this Agreement is unreasonable in scope or otherwise unenforceable, such provision(s) will be deemed modified and fully enforceable, as so modified, to the extent determined by the court to be reasonable under the circumstances.

6.04     ARBITRATION AND COSTS

Any disputes and differences arising between the parties in connection with or relating to this Agreement or the parties relationship with respect hereto shall be settled and finally determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall take place in Oakland County, Michigan and shall be conducted by three arbitrators, one of whom shall be selected by the Dealer, one selected by Credit Acceptance and the third by the two arbitrators so selected. Each party shall notify the other party of the arbitrators selected by it within 30 days of a written request from one party to the other for arbitration. In the event either party shall fail to select an arbitrator or fail to notify the other party of the arbitrator that it has selected within such time period, the arbitrator so selected by the other party shall select a second arbitrator. The decision and award of the arbitrators shall be in writing, and shall be final and binding upon the parties hereto. Judgment upon the award may be entered in any court having jurisdiction thereof or any application may be made to such court for judicial acceptance of or award in order of enforcement, as the case may be. Notwithstanding the foregoing, Credit Acceptance shall be entitled to seek equitable relief under this Agreement, pursuant to Section 4.03 in any court of competent jurisdiction, including any court in the State of Michigan, County of Oakland, or in the United States District Court of the Eastern District of Michigan, and Dealer consents to the jurisdiction thereof.

6.05     RIGHTS CUMULATIVE / WAIVER/FORCE MAJEURE

All rights and remedies from time to time conferred upon or reserved to Credit Acceptance are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Credit Acceptance shall not be responsible for any failure to perform its obligations under this Agreement due to causes beyond its reasonable control, including but not limited to acts of God, war, riot, terrorism, acts of civil or military authorities, fire, floods or accidents.

6.06     USAGE OF TERMS

With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation".

6.07     ASSIGNMENT

This Agreement shall inure to the benefit of Credit Acceptance and the Dealer and each of their permitted successors and assigns. Notwithstanding anything in this Agreement to the contrary, the Dealer may not assign its rights under this Agreement to any Person without the prior written consent of Credit Acceptance.

6.08     SETOFF

Credit Acceptance may, at any time and from time to time, at its option, set off and apply against any amounts due to Credit Acceptance either hereunder or otherwise any Dealer funds held by Credit Acceptance. This right of setoff extends to any additional or subsequently acquired or opened Dealer Pools.

6.09     DELEGATION OF DUTIES; LIABILITY

Credit Acceptance may execute any of its duties under this Agreement by or through agents, nominees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Credit Acceptance shall not be responsible for the negligence or misconduct of any agents, nominees or attorneys-in-fact selected by it with reasonable care. Neither Credit Acceptance nor any of its officers, directors, employees, nominees, attorneys-in-fact or affiliates shall be liable for any action lawfully taken or

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omitted to be taken by it or any such person under or in connection with this
Agreement (except for its or such person's own gross negligence or willful misconduct).

6.10     AUDIT

Dealer agrees to allow Credit Acceptance or its designee access, during regular business hours, but no more than twice in any one calendar year, to audit Dealer's internal records relating to Contracts assigned to Credit Acceptance under this Agreement, including individual deal jackets, recap sheets, general ledger, bank statements, cash receipt books and journals, repair order, reconditioning reports and any other documents deemed necessary by Credit Acceptance for use in conducting its audit. Upon completion of the audit, Credit Acceptance will notify Dealer of the audit results. Credit Acceptance and Dealer agree to meet and discuss the audit results in an attempt to resolve any issues that may be discovered through the audit.

6.11     NO FRANCHISE

Nothing in this Agreement is intended to grant or grants to Dealer any right to offer, sell or distribute any products or services in the name of or on behalf of Credit Acceptance. Dealer is free to sell cars on cash or credit and to sell or assign the corresponding Contract to any Person of its choice.

6.12     ANNOUNCEMENTS, TRADE MARKS, SERVICE MARKS, COPYRIGHT AND ADVERTISING

Dealer will not issue any external announcements, press releases or advertising, whether verbal or written, in any way pertaining to the subject matter of this Agreement without first obtaining the prior written consent of Credit Acceptance. Neither Dealer nor Credit Acceptance shall use or refer to any name, mark, symbol or other trade identity of the other in any advertisement, press release or other communication without first obtaining the prior written consent of the other. Credit Acceptance hereby grants Dealer a non-exclusive, non-transferable right to use Credit Acceptance Property in the form and manner approved by Credit Acceptance. Dealer agrees to permit representatives of Credit Acceptance onto Dealer's premises during regular business hours to inspect Dealer's use of Credit Acceptance Property. Dealer agrees to not copy, modify, lease, license, sublicense, sell, assign, distribute, disclose or transfer Credit Acceptance Property, in whole or in part. Dealer shall not create any derivative work from, or adaptations of Credit Acceptance Property. Dealer will not apply to register any name which includes Credit Acceptance Property as an internet domain name without Credit Acceptance's written approval. Dealer agrees to change or discontinue the use of any Credit Acceptance Property upon request by Credit Acceptance. In the event that Credit Acceptance terminates this Agreement in accordance with Section 5.04 of this Agreement, or Dealer resigns or terminates this Agreement in accordance with Sections 5.03 or 5.05 of this Agreement respectfully, or if there is an Event of Default under Section 5.08 of this Agreement, Dealer agrees to immediately cease use of all Credit Acceptance Property in the operation of its business. Furthermore, Dealer agrees not to use, either directly or indirectly, any marks or symbols that are confusingly similar to Credit Acceptance Property in a manner that Credit Acceptance believes will confuse or deceive the public.

6.13     USE OF CAPS

In order to utilize CAPS and the Program, Dealer must execute a separate CAPS License Agreement. The Dealer's use of CAPS and the Program is subject to the terms and conditions of the CAPS License Agreement. In the event that Dealer violates a provision of the CAPS License Agreement, said violation will constitute a breach of this Agreement. In the event that there is a conflict in the terms of the CAPS License Agreement and this Agreement, the terms of this Agreement shall control.

6.14     WAIVER OF JURY TRIAL

In the event that Section 6.04 is found unenforceable, Dealer and Credit Acceptance after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waives any right they may have to a trial by jury in any litigation based upon or arising out of this Agreement or any course of conduct, dealing, statements (whether oral or written), or actions of Dealer or Credit Acceptance. Dealer shall not seek to consolidate, by counterclaim or otherwise any such action in which a jury trial cannot be or has not been waived.

6.15     CONTRACT FORMS AND CALCULATIONS

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Credit Acceptance may make available to Dealer state specific blank contract forms for each state in which Dealer operates. Dealer accepts these blank contract forms without warranty of any kind whatsoever from Credit Acceptance, including the implied warranty of merchantability. Dealer should satisfy itself that the blank contract forms and the computational information it places in the blank contract forms is accurate and in compliance with all applicable laws. If Dealer desires to use blank contract forms supplied by a different source, it must first receive written authorization from Credit Acceptance.

6.16     PRIVACY

In performing their respective obligations under this Agreement, Dealer and Credit Acceptance shall comply with all privacy and data protection laws, rules and regulations which are, or which may in the future, be applicable to them or their respective obligations under this Agreement. Without limiting the foregoing, Dealer and Credit Acceptance shall protect and keep confidential all Non-Public Personal Information about or pertaining to any Obligor. For purposes of this Section, "Non-Public Personal Information" shall have the same meaning as that term is defined in Title V of the Gramm-Leach-Bliley Act, and applicable regulations thereto.

6.17     INDEPENDENCE

Notwithstanding any provision to the contrary elsewhere in this Agreement, Credit Acceptance is acting as an independent contractor, and shall have no duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with Dealer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist with respect to Credit Acceptance. Furthermore, Dealer, including without limitation, its employees and salespersons, have not represented to any Person that it is an agent of Credit Acceptance.

6.18     COMPLETE AGREEMENT

Other than the CAPS License Agreement, as described in Section 6.13 of this Agreement, or the Guaranteed Credit Approval System Investment Guarantee which may be signed by the Dealer contemporaneously with the execution of this Agreement at initial enrollment on the Program, or any agreement related to participation by Dealer in a Credit Acceptance approved ancillary product program, this Agreement contains the complete agreement of the parties hereto, and supersedes any and all prior agreements, including any agreements (whether written or oral), with respect to the subject matter hereof. Any Contracts accepted by Credit Acceptance for administration, servicing and collection pursuant to any agreement dated before the execution of this Agreement, will now be administered, serviced and collected pursuant to the terms and conditions of this Agreement. Unless otherwise stated herein, this Agreement may not be altered or amended without the written consent of both parties.

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

EFFECTIVE DATE: ______________________________________

SECTION 1 (TO BE COMPLETED BY CREDIT ACCEPTANCE)
CREDIT ACCEPTANCE CORPORATION

By: _______________________________________________

Its: _______________________________________________
                     (Title)

SECTION 2 (TO BE COMPLETED BY DEALER)
DEALERSHIP

(Legal Name):___________________________________________________________________

(D/B/A or Assumed Name):________________________________________________________

By:__________________________________________
               (Signature)

By:__________________________________________
                 (Print)

Its:_________________________________________
                (Title)

SECTION 3 (TO BE COMPLETED BY DEALER)
DEALERSHIP'S SALES LOCATION

Street Address:_________________________________________________________________
________________________________________________________________________________

City:__________________   State:____________________    Zip:____________________

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SECTION 4 (TO BE COMPLETED BY DEALER)
DEALERSHIP'S CORPORATE ADDRESS

[ ]      CHECK IF SAME AS SALES LOCATION

Street Address:_________________________________________________________________
________________________________________________________________________________

City:__________________   State:____________________    Zip:____________________

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